UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2008

WILLIAM LYON HOMES

(Exact name of registrant as specified in charter)

Delaware	001-31625	33-0864902
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4490 Von Karman Avenue, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 833-3600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01	Entry into a Material Definitive Agreement

Borrowing Base Revolving Line of Credit Agreement

On September 22, 2008, William Lyon Homes, Inc. (“California Lyon”), a California corporation and wholly-owned subsidiary of William Lyon Homes (“WLH”), and California Bank & Trust, a California Banking Corporation, (“CBT”), entered into that certain Sixth Amendment to Amended and Restated Revolving Line of Credit Loan Agreement, effective as of September 17, 2008 (the “Amendment”). The Amendment modifies and extends that certain Amended and Restated Revolving Line of Credit Loan Agreement dated September 16, 2004 entered into between California Lyon and CBT (the “Agreement”).

Pursuant to the Amendment, the Initial Maturity Date, as defined under the Agreement, has been extended to September 21, 2009. The Amendment reduces the maximum commitment under the Agreement from $35.0 million to $30.0 million and provides for interest to be payable monthly at a rate equal to the lender’s “prime rate” or LIBOR based pricing, as defined.

This description is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

Item 2.03	Creation of a Direct Financial Obligation

To the extent applicable, the contents of Item 1.01 above are incorporated into this Item 2.03 by this reference.

Item 9.01	Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Sixth Amendment to Amended and Restated Revolving Line of Credit Loan Agreement dated as of September 17, 2008, by and between William Lyon Homes, Inc., a California corporation and California Bank & Trust, a California Banking Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2008

WILLIAM LYON HOMES

By:	/s/ MICHAEL D. GRUBBS
Name:	Michael D. Grubbs
Its:	Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Sixth Amendment to Amended and Restated Revolving Line of Credit Loan Agreement dated as of September 17, 2008, by and between William Lyon Homes, Inc., a California corporation and California Bank & Trust, a California Banking Corporation.

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